Exhibit 15.2

Suite 1301, 13/F, E Building, G.T.Land Plaza
13 Zhujiang East Road, Zhujiang New Town
Tianhe District, Guangzhou 510623, P. R. China
T: (86-20) 2805-9088
F: (86-20) 2805-9099

December 23, 2020

Bright Scholar Education Holdings Limited

No.1, Country Garden Road

Beijiao Town, Shunde District

Foshan, Guangdong, PRC

528300

Dear Sirs,

We consent to the references to our firm under “Item 3 Key Information—D. Risk Factors,” “Item 4 Information on the Company—A. History and development of the company,” “Item 4 Information on the Company—B Business Overview—Regulations,” “Item 4 Information on the Company—C Organizational Structure” and “Item 5 Operating and Financial Review and Prospects—A Operating Results—Critical Accounting Policies and Estimates” included in Bright Scholar Education Holdings Limited’s annual report on Form 20-F for the year ended August 31, 2020 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2020. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunHe LLP

JunHe LLP

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